Exhibit 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

September 12, 2025

Kindly MD, Inc.

5097 South 900 East

Suite 100

Salt Lake City, Utah 84117

Re:	REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Kindly MD, Inc. a Utah corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 37,956,616 shares of its common stock, par value $0.001 per share (the “Shares”), issuable under both the Kindly MD, Inc. 2025 Equity Incentive Plan and Kindly MD, Inc. and 2022 Equity Incentive Plan (as may be amended and/or restated from time to time, the “Plans”).

This opinion (the “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein. In connection with this Opinion, we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Plans, (ii) the Company’s Articles of Incorporation, as currently in effect (the “Articles”), (iii) the Company’s Bylaws, as currently in effect, (iv) resolutions approving the Plans, and (iv) such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

In rendering the Opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Articles the requisite number of authorized but unissued shares of common stock. In addition, we have assumed (i) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plans will remain in effect and unchanged at all times during which the Shares are issued by the Company and (ii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

Based on the foregoing, we advise you that, in our opinion, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly issued and granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Utah and the foregoing Opinion is limited to the General Corporation Law of the State of Utah.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC